EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169286, Registration Statement No. 333-158379, Registration Statement No. 333-133384, Registration Statement No. 333-70633, Registration Statement No. 333-70641, and Registration Statement No. 333-70643 on Form S-8 of our report dated June 26, 2015, appearing in this Annual Report on Form 11-K of the Buckle 401(k) Plan for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
June 26, 2015